Exhibit 99.1
ManTech Announces Financial Results for
First Quarter of 2019

•	Bookings of $556 million, resulting in a book-to-bill ratio of 1.1 and a LTM book-to-bill of 1.8

•	Revenues: $502 million, up 6% from first quarter of 2018

•	Operating Income: $28.5 million for an operating margin of 5.7%

•	Diluted EPS: $0.53, up 4% from first quarter of 2018

•	Cash Flow from Operations: $47 million or 2.2 times net income

•	Kforce Government Solutions (KGS) acquisition expands federal civilian presence and adds Transformation Twenty-One Total Technology Next Generation (T4NG) contract vehicle

HERNDON, Va., May 1, 2019 (GLOBE NEWSWIRE) – ManTech International Corporation (Nasdaq:MANT), a leading provider of innovative technologies and solutions for mission-critical national security programs, today announced financial results for the first quarter of fiscal year 2019, which ended March 31, 2019.

"ManTech's steady operational execution resulted in continued organic revenue growth, improved profitability and excellent cash flow generation in the quarter. The market environment remains healthy with a robust opportunity set that aligns well with ManTech's differentiated capabilities. I am pleased with our solid start to 2019 and look forward to the continued success of the business," said ManTech President and Chief Executive Officer, Kevin M. Phillips.

Summary Operating Results

	Three months ended March 31,
(In Millions Except Per Share Amounts)	2019	2018
Revenue	$501.9	$473.2
Operating Income	$28.5	$26.4
Operating Margin	5.7%	5.6%
Depreciation and Amortization	$12.6	$13.2
Depreciation and Amortization % of Revenue	2.5%	2.8%
Net Income	$21.1	$20.1
Diluted Weighted Average Common Shares Outstanding	40.0	39.7
Diluted Earnings Per Share	$0.53	$0.51

As a result of increased demand for our services and solutions, revenues for the quarter were $501.9 million, up 6% from $473.2 million in the first quarter of 2018. Revenue growth was driven by organic expansion from recent contract awards.

Operating income for the quarter was $28.5 million, up 8% compared to the first quarter of 2018, representing an operating margin of 5.7%. For the quarter, net income was $21.1 million and diluted earnings per share were $0.53, up 5% and 4%, respectively, compared to the first quarter of 2018.

Cash Management and Capital Deployment

	Three months ended March 31,
(Dollars In Millions)	2019	2018
Net Income	$21.1	$20.1
Cash Flow from (Used in) Operations	$47.3	$(18.0)
Operating Cash Flow Multiple of Net Income	2.2x	(0.9)x
Capital Expenditures	$8.3	$8.7
Days Sales Outstanding (DSO)	70	69
Cash and Cash Equivalents, End of Period	$120.5	$10.4
Current and Long Term Debt, End of Period	$96.0	$65.5

Cash flow from operations for the quarter was $47.3 million or 2.2 times net income. Days sales outstanding (DSO) were 70 days, an increase of 1 day compared to the first quarter of 2018. As of March 31, 2019, the Company had $120.5 million in cash and cash equivalents and $96.0 million of outstanding borrowings on its $500 million revolving-credit facility, which provides the Company with ample financial capacity to support organic growth, pursue acquisitions and issue dividends while maintaining a strong balance sheet.

In the first quarter, the Company paid $10.7 million in dividends, or $0.27 per share, to its common stockholders of record as of March 8, 2019. The Board of Directors has declared that the Company will pay a cash dividend of $0.27 per share on June 21, 2019, to all common stockholders of record as of June 7, 2019, as part of its regular quarterly cash dividend program. Future declarations of dividends and their record and payment dates are subject to the final determination of ManTech's Board of Directors.

Contract Awards

Contract awards (bookings) totaled $556 million in the quarter, representing a book-to-bill ratio of 1.1. In the first quarter approximately 30% of the awards were for new business. Over the trailing 12 months, the book-to-bill ratio is 1.8. ManTech's notable single-award contract in the quarter includes:

•
Systems Engineering and Consulting Support for the Department of Homeland Security (DHS) Customs and Border Protection (CBP). ManTech was awarded a 5-year contract totaling $128 million to provide CBP with program management, engineering and consulting support.

The Company received a number of additional contract awards in the quarter including several extensions to existing contracts and new contracts from various customers. Approximately 65% of the awards won in the quarter were with classified customers to provide enterprise IT, systems engineering and integration, cyber and insider threat capabilities.

In addition, the Company won a multiple-award indefinite-delivery, indefinite-quantity (IDIQ) contract, which is not included in bookings:

•
Army Program Executive Office - Intelligence, Electronic Warfare and Sensors (PEO IEW&S) R4 IDIQ. Under this 10-year, $982 million multiple award contract ManTech will have the opportunity to win task orders to provide a range of cyber and electronic warfare services and solutions.

The Company’s backlog of business at quarter end was $8.4 billion and funded backlog was $1.5 billion.

Forward Guidance

Based on our strong performance year to date and the recent acquisition of KGS, we are raising our 2019 guidance range on revenue, net income and diluted earnings per share as specified in the table below.

Measure	Fiscal 2019 Guidance
Revenue (billion)	$2.13 - $2.21
Net Income (million)	$88.9 - $93.9
Diluted Earnings per Share	$2.21 - $2.33

ManTech Chief Financial Officer Judith L. Bjornaas said, "I am pleased with the strong performance of the business in the first quarter. We continue to optimize shareholder value through our strong operational execution coupled with our prudent capital deployment on strategic acquisitions. We remain focused on capturing new business and growing our direct labor base to sustain our financial success."

Conference Call

ManTech executive management will hold a conference call on May 1, 2019, at 5 p.m. Eastern to discuss the financial results and outlook and answer questions. Analysts may participate on the conference call by dialing 877-638-9567 (domestic) or 253-237-1032 (international) and entering passcode 3045768. The conference call will be webcast simultaneously to the public through a link on the Investor Relations section of the ManTech website (http://investor.mantech.com). A replay of the conference call will be available on the ManTech website approximately 2 hours after the conclusion of the conference call.

About ManTech International Corporation

ManTech provides mission-focused technology solutions and services for U.S. defense, intelligence community and federal civilian agencies. In business more than 50 years, we excel in full-spectrum cyber, data collection & analytics, enterprise IT, systems and software engineering solutions that support national and homeland security. Additional information about ManTech can be found at www.mantech.com.

Forward-Looking Information

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” or “estimate,” or the negative of these terms or words of similar import, are intended to identify forward-looking statements.

These forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes we anticipate. Factors that could cause actual results to differ materially from the results we anticipate include, but are not limited to, the following: failure to maintain our relationship with the U.S. government, or compete effectively for contract awards; inability to recruit and retain sufficient number of employees with specialized skill sets or necessary security clearances who are in great demand and limited supply; adverse changes in U.S. government spending for programs we support, whether due to changing mission priorities, socio-economic policies, cost reduction initiatives by our customers, or other federal budget constraints generally; disruption of our business or damage to our reputation resulting from security breaches in customer systems, internal systems (including as a result of cyber or other security threats), or employee misconduct; failure to realize the full amount of our backlog or adverse changes in the timing of receipt of revenues under contracts included in backlog; issues relating to competing effectively for awards procured through the competitive bidding process; failure to obtain option awards, task orders or funding under contracts; renegotiation, modification or termination of our contracts, or failure to perform in conformity with contract terms or our expectations; failure to successfully integrate acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; non-compliance with, or adverse changes in, complex U.S. government laws, procurement regulations or processes; and adverse results of U.S. government audits or other investigations of our government contracts. These and other risk factors are more fully discussed in the section entitled "Risk Factors" in ManTech's Annual Report on Form 10-K previously filed with the Securities and Exchange Commission on Feb. 22, 2019, Item 1A of Part II of our Quarterly Reports on Form 10-Q, and, from time to time, in ManTech's other filings with the Securities and Exchange Commission.

The forward-looking statements included herein are only made as of the date of this press release, and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share and Per Share Amounts)

	(unaudited)
	March 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$120,535	$5,294
Receivables—net	390,851	405,378
Prepaid expenses	21,356	23,398
Other current assets	4,776	5,915
Total Current Assets	537,518	439,985
Goodwill	1,085,806	1,085,806
Other intangible assets—net	167,092	171,962
Operating lease right of use assets	119,807	—
Property and equipment—net	54,479	51,427
Employee supplemental savings plan assets	33,606	30,501
Investments	11,817	11,830
Other assets	13,529	12,360
TOTAL ASSETS	$2,023,654	$1,803,871
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Accounts payable and accrued expenses	$128,746	$126,066
Accrued salaries and related expenses	82,384	89,058
Contract liabilities	28,830	28,209
Operating lease liabilities—current	26,260	—
Total Current Liabilities	266,220	243,333
Long term debt	96,000	7,500
Deferred income taxes	111,714	108,956
Operating lease liabilities—long term	104,465	—
Accrued retirement	31,238	30,999
Other long-term liabilities	830	11,889
TOTAL LIABILITIES	610,467	402,677
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 26,916,995 and 26,817,513 shares issued at March 31, 2019 and December 31, 2018; 26,672,882 and 26,573,400 shares outstanding at March 31, 2019 and December 31, 2018	269	268
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 13,188,045 and 13,188,045 shares issued and outstanding at March 31, 2019 and December 31, 2018	132	132
Additional paid-in capital	508,605	506,970
Treasury stock, 244,113 and 244,113 shares at cost at March 31, 2019 and December 31, 2018	(9,158)	(9,158)
Retained earnings	913,429	903,084
Accumulated other comprehensive loss	(90)	(102)
TOTAL STOCKHOLDERS’ EQUITY	1,413,187	1,401,194
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,023,654	$1,803,871

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In Thousands Except Per Share Amounts)

	(unaudited) Three months ended March 31,
	2019	2018
REVENUE	$501,930	$473,236
Cost of services	431,083	403,933
General and administrative expenses	42,315	42,882
OPERATING INCOME	28,532	26,421
Interest expense	(484)	(734)
Interest income	190	15
Other income (expense), net	(42)	4
INCOME FROM OPERATIONS BEFORE INCOME TAXES AND EQUITY METHOD INVESTMENTS	28,196	25,706
Provision for income taxes	(7,066)	(5,679)
Equity in earnings (losses) of unconsolidated subsidiaries	(12)	40
NET INCOME	$21,118	$20,067
BASIC EARNINGS PER SHARE:
Class A common stock	$0.53	$0.51
Class B common stock	$0.53	$0.51
DILUTED EARNINGS PER SHARE:
Class A common stock	$0.53	$0.51
Class B common stock	$0.53	$0.51

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(unaudited) Three months ended March 31,
	2019	2018
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES:
Net income	$21,118	$20,067
Adjustments to reconcile net income to net cash flow from (used in) operating activities:
Depreciation and amortization	12,644	13,209
Noncash lease expense	6,814	—
Deferred income taxes	2,758	3,969
Stock-based compensation expense	1,311	1,054
Equity in (earnings) losses of unconsolidated subsidiaries	12	(40)
Change in assets and liabilities—net of effects from acquired businesses:
Receivables—net	14,527	(45,458)
Prepaid expenses	(1,463)	(5,616)
Other current assets	1,139	2,361
Employee supplemental savings plan asset	(3,105)	255
Accounts payable and accrued expenses	3,923	4,980
Accrued salaries and related expenses	(6,674)	(9,873)
Contract liabilities	621	(397)
Operating lease liabilities	(6,752)	—
Accrued retirement	239	(2,224)
Other	227	(302)
Net cash flow from (used in) operating activities	47,339	(18,015)
CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES:
Purchases of property and equipment	(7,238)	(6,574)
Deferred contract costs	(1,892)	(295)
Investment in capitalized software for internal use	(1,024)	(2,097)
Net cash used in investing activities	(10,154)	(8,966)
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
Borrowing under revolving credit facility	240,000	191,000
Repayments under revolving credit facility	(151,500)	(156,500)
Dividends paid	(10,744)	(9,861)
Proceeds from exercise of stock options	1,682	5,996
Payment consideration to tax authority on employees' behalf	(1,357)	(2,723)
Principal paid on financing leases	(25)	—
Net cash flow from financing activities	78,056	27,912
NET CHANGE IN CASH AND CASH EQUIVALENTS	115,241	931
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	5,294	9,451
CASH AND CASH EQUIVALENTS, END OF PERIOD	$120,535	$10,382

ManTech-F

ManTech International Corporation

Investor Relations

Judy Bjornaas	Stephen Vather
Executive Vice President and CFO	Executive Director, Corporate Development
(703) 218-8269	(703) 218-6093
Investor.Relations@ManTech.com	Stephen.Vather@ManTech.com

Media
Jim Crawford
Executive Director, External Communications
(O) (703) 259-3636 | (M) 571-466-7550
James.Crawford2@ManTech.com